                                                                    EXHIBIT 3.2

                            CERTIFICATE OF MERGER

                                      OF

                 EMPIRE ONE TELECOMMUNICATIONS, INCORPORATED

                                     INTO

                         EOT ACQUISITION CORPORATION

              UNDER SECTION 907 OF THE BUSINESS CORPORATION LAW


         It is hereby certified, upon behalf of each of the constituent corporations herein named, as follows:

         FIRST: The Board of Directors of each of the constituent corporations has duly adopted a plan of merger setting forth the terms and conditions of the merger of said corporations.

         SECOND: The name of the foreign constituent corporation, which is to be the surviving corporation, and which is hereinafter sometimes referred to as the "surviving corporation", is EOT Acquisition Corporation. The jurisdiction of its incorporation is Delaware; and the date of its incorporation is October 26, 1999. An Application for Authority in the State of New York of the surviving constituent corporation to transact business as a foreign corporation therein was filed with the Department of State of the State of New York on December 22, 1999.

         THIRD: The name of the domestic constituent corporation, which is being merged into the surviving constituent corporation, and which is hereinafter sometimes referred to as the "merging constituent corporation", is Empire One Telecommunications, Incorporated. The date upon which its certificate of incorporation was filed by the Department of State is March 22, 1994.

         FOURTH: As to each constituent corporation, the plan of merger sets forth the designation and number of outstanding shares of each class and series, the specification of the classes and series entitled to vote on the plan of merger, and the specification of each class and series entitled to vote as a class on the plan of merger, as follows:

                 EMPIRE ONE TELECOMMUNICATIONS, INCORPORATED

---------------------------------------------------------------------------------------------------------
                                  Number of
 Designation of each              outstanding        Designation of class and        Classes and series
 outstanding class and series     shares             series of shares entitled to    entitled to vote as
 of shares                        of each class      vote                            a class
---------------------------------------------------------------------------------------------------------
  Common shares                   159,250            Not applicable                  Not applicable
---------------------------------------------------------------------------------------------------------

                         EOT ACQUISITION CORPORATION

------------------------------------------------------------------------------------------------------------
 Designation of each              Number of          Designation of class and        Classes and series
 outstanding class and series     outstanding shares series of shares entitled to    entitled to vote
 of shares                        of each class      vote                            as a class
------------------------------------------------------------------------------------------------------------
  Common shares                   1,000              Not applicable                  Not applicable
------------------------------------------------------------------------------------------------------------

         FIFTH: The merger herein certified was authorized in respect of the merging constituent corporation by the vote of holders of outstanding shares of the corporation entitled to vote on the plan of merger, having not less than the minimum requisite proportion of votes, all in accordance with section 903 of the Business Corporation Law of the State of New York.

         SIXTH: The merger herein certified is permitted by the law of the jurisdiction of incorporation of the surviving constituent corporation and is in compliance with said laws.

         SEVENTH: The surviving constituent corporation agrees that it may be served with process in the State of New York in any action or special proceeding for the enforcement of any liability or obligation of the surviving constituent corporation, for the enforcement of any liability or obligation of the surviving constituent corporation for which the surviving constituent corporation is previously amenable to suit in the State of New York, and for the enforcement, as provided in the Business Corporation Law of the State of New York, of the right of shareholders of the merging constituent corporation to receive payment for their shares against the surviving constituent corporation.

         EIGHTH: The surviving constituent corporation agrees that, subject to the provisions of section 623 of the Business Corporation Law of the State of New York, it will promptly pay to the shareholders of the merging constituent corporation the amount, if any, to which they shall be entitled under the provisions of the Business Corporation Law of the State of New York, relating to the rights of shareholders to receive payment for their shares.

         NINTH: The surviving constituent corporation hereby designates the Secretary of State of the State of New York as its agent upon whom process against it may be served in the manner set forth in paragraph (b) of section 306 of the Business Corporation Law of the State of New York in any action or special proceeding. The post office address without the State of New York to which the said Secretary of State shall mail a copy of any process against the surviving corporation served upon him or her is: EOT Acquisition Corporation, 1600 Wilson Blvd., Suite 10008, Arlington, VA 22209.

         TENTH: The merging domestic corporation hereby certifies that all fees and taxes (including penalties and interest) administered by the Department of Taxation and Finance of the State of New York which are now due and payable by the domestic corporation have been paid and a cessation franchise tax report (estimated or final) through the anticipated date of merger has been filed by the domestic corporation. The said report, if estimated, is subject to amendment. The surviving foreign corporation agrees that it will within thirty days after the filing of the certificate of merger file the cessation tax report, if an estimated report was previously filed, and promptly pay to the Department of Taxation and Finance of the State of New York all fees and taxes (including penalties and interest), if any, due to the said Department of Taxation and Finance by the domestic corporation.



Signed on March  __, 2000.



                                 EMPIRE ONE TELECOMMUNICATIONS,
                                 INCORPORATED., a New York corporation


                                 By:     /s/  Brad Lewis
                                     ------------------------------------------
                                         Name: Brad Lewis
                                         Title:   Executive Vice President





                                 By:    /s/ John K. Friedman
                                     ------------------------------------------
                                         Name:  John K. Friedman
                                         Title:    Secretary


                                 EOT ACQUISITION CORPORATION,
                                 a Delaware corporation


                                 By:     /s/ W. Todd Coffin
                                     ------------------------------------------
                                         Name:   W. Todd Coffin
                                         Title:      President & CEO



                                 By:    /s/ R. D. Rose
                                     ------------------------------------------
                                         Name:    Richard D. Rose
                                         Title:    Secretary